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                                EXHIBIT 10.22(a)
                            FIRST AMENDMENT OF LEASE

      THIS FIRST AMENDMENT OF LEASE dated this 19th day of October, 1994, is made and entered into by and between CHIPPEWA LIMITED PARTNERSHIP, (hereinafter referred to as "Landlord"), and CASE/DATATEL, INC., (hereinafter referred to as "Tenant"), for the premises known as 9020 Junction Drive, is entered into upon the following terms and conditions:

                              W I T N E S S E T 11:

            WHEREAS, Landlord and Tenant executed and delivered a Lease Agreement dated October 4, 1989, for the premises known as 9020 Junction Drive, and

            WHEREAS, Landlord and Tenant executed and delivered an Assignment of Lease to Emory Hill & Associates dated October 4, 1989, and

            WHEREAS, Landlord and Tenant desire to amend this Lease Agreement as hereinafter set forth.

            NOW, THEREFORE, in consideration of the mutual covenants and agreements, the parties hereby agree to amend the Lease Agreement for the 72,342 leasable square feet of space, upon the following terms and conditions:

            1. Landlord and Tenant hereby mutually agree to extend the term of this Lease for an additional five (5) year term commencing November 1, 1994 and terminating October 31, 1999.

            2. Tenant agrees to pay rent to Landlord according to the following industrial gross rental schedule:

            TERM              DOLLARS     MONTHLY           ANNUAL
                              /S.F.       RENTAL            RENTAL

      11/01/94-10/31/96       $7.40       $44,610.90        $535,330.80
      11/01/96-10/31/97       $7.60       $45,816.60        $549,799.20
      11/01/97-10/31/99       $8.00       $48,228.00        $578,736.00
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            3. Tenant's name was changed from Case/Datatel, Inc. to Dowty
Communications, Inc- and again changed from Dowty Communications to Cray Communications effective September 1, 1992.

            4. Current base year (1990-1991) shall remain as base year for the purpose of determining proportional share of real estate taxes and insurance.

            5. Landlord will provide Tenant with a $30,000.00 Tenant Improvement allowance.

            6. Provided the Tenant is not in default of any of the terms and conditions of this Lease or First Amendment of Lease, Tenant shall have the First Right of Refusal on any space that becomes available space in the building, subject to existing leases at then market rental rate. Tenant shall have ten (10) days to accept or reject the space. Should Tenant elect to lease the available space, the rent shall be at the same rent Tenant is then paying for its space then under lease and shall be coterminous with the amended lease term.

            7. Landlord shall allow Tenant to erect a prominent, back-lit building sign identifying the Tenant, at Tenant's sole cost and expense. Tenant is responsible for obtaining any permits required for erecting the sign and the sign will be subject to review by Landlord and Park Covenants.

            8. Tenant shall have the option to terminate this Lease Agreement and First Lease amendment after three (3) years and after four (4) years. Should the Tenant elect to exercise this termination option after three (3) years, the cancellation penalty will be $202,598.50. Should the Tenant elect to exercise this termination option after four (4) years, the cancellation penalty will be $124,207.50.

            9. All other terms and conditions of Tenant's existing Lease shall remain in full force and effect.

            10. Tenant shall provide Landlord Six (6) months written notice of its desire to renew its Lease. The renewal term shall be five (5) years. The Lease rate during the renewal term shall be established
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using the Three (3) Broker Method. Upon Landlord receiving written notice of
Tenant's desire to renew, Landlord and Tenant shall have fifteen (15) calendar days to select a Broker. The Landlord and Tenant selected brokers shall then have seven (7) calendar days to mutually agree upon the third Broker. The three
(3) Brokers shall then have Fourteen (14) calendar days to submit simultaneously to Landlord and Tenant their opinion of the then Market Renewal Rate for comparable size, geographic and facility transactions. This option must be supported by a minimum of five (5) market comparable transactions.

      The renewal rate quoted by the Brokers shall be quoted on an Industrial Gross Basis and the rate shall be flat, i.e. non-escalating during the five (5) year renewal period. The three (3) Broker rate quotes shall be averaged and then multiplied by 9.5% to establish a binding rental rate for the renewal period.
Example:

      Broker #1   Quote       -     $5.00

      Broker #2   Quote       -     $6.00

      Broker #3   Quote       -     $5.50

      Calculation:

      ($5.00 + $6.00 + $5.50) (3 x .95)   $5.23

      Example Renewal Rate:

      $5.23 Industrial Gross Flat for five (5) years

      IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment of Lease the day and year first written above.
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WITNESS:                                LANDLORD:

                                        CHIPPEWA LIMITED PARTNERSHIP


                                    By: /s/ Robert Hill
                                        -----------------------------

                                    General Partner/ Landlord
                                    -------------------------

WITNESS:                                TENANT:
                                        CRAY COMMUNICATIONS, INC.


                                        By: /s/ Gil Goldbeck
                                        -----------------------------

                                              Gil Goldbeck
                                        -----------------------------
                                              Print Name


                                              Controller
                                        -----------------------------
                                              Title


                                              10/19/94
                                        -----------------------------
                                              Date